UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2014

Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

_________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2014, the Board of Directors (the “Board”) of Cohen & Steers, Inc. (the “Company”) appointed Frank T. Connor as a director of the Company and as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Connor was appointed to fill an existing vacancy on the Board created by a director who passed away on March 1, 2014.

Mr. Connor, age 54, is the executive vice president and chief financial officer of Textron Inc.

The Board has determined that Mr. Connor is independent in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable New York Stock Exchange rules. There were no arrangements or understandings between Mr. Connor and any other person pursuant to which Mr. Connor was appointed a director of the Company. Mr. Connor has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director, Mr. Connor is entitled to receive the standard compensation paid to non-management directors of the Company as disclosed under the heading “Compensation of Directors” in the Company’s 2013 Proxy Statement filed with the Securities and Exchange Commission on March 22, 2013. Any compensation to be paid by the Company to Mr. Connor for 2014 will be pro-rated accordingly.

A copy of the press release announcing the appointment of Mr. Connor as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the exhibit index accompanying this Current Report on Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc.

Date: March 17, 2014	By:	/s/ Adam Johnson
Name: Adam Johnson Title: Senior Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.        Description
99.1            Press Release dated March 17, 2014